Exhibit 10.2

COHBAR, INC.

SECOND AMENDMENT

TO 8% UNSECURED PROMISSORY NOTE AND
NONTRANSFERABLE COMMON STOCK PURCHASEWARRANT

This Second Amendment to 8% Unsecured Promissory Note and Nontransferable Common Stock Purchase Warrant, dated as of August [__], 2020 (this “Amendment”), amends that certain 8% Unsecured Promissory Note Due 2021, as amended by the Original Amendment (as defined below) (the “Note”) and the Nontransferable Common Stock Purchase Warrant, as amended by the Original Amendment (the “Warrant”), issued under that certain Note and Warrant Purchase Agreement (the “Purchase Agreement,” and together with the Note and the Warrant, the “Financing Documents”) dated April 13, 2018, by and between CohBar, Inc., a Delaware corporation (the “Company”) and the undersigned investor (the “Investor”) and certain other parties thereto, and is entered into by and between the Company and the Investor. All capitalized terms used in this Amendment, but not defined herein, shall have the meanings given to them in the Financing Documents.

RECITALS

WHEREAS, Section 4.3 of the Note provides that the Note may be amended with the written consent of the Company and the Investor, and Section 14(a) of the Warrant provides that the Warrant may be amended with the written consent of the Company and the Investor.

WHEREAS, the Company and the Investor previously amended the Note and Warrant by that Amendment to 8% Unsecured Promissory Note and Nontransferable Common Stock Purchase Warrant, dated on or about February [__], 2020 (the “Original Amendment”).

WHEREAS, the Company and the Investor desire to further amend the Note to, among other terms, (i) extend the Note’s Maturity Date from June 30, 2021 to June 30, 2022, and (ii) following the consummation of a primary offering of the Company’s common stock during the term of the Note, effect the conversion of the principal and interest outstanding under the Note into the Company’s securities.

WHEREAS, the Company and the Investor desire to further amend the Warrant to extend the Warrant’s Expiration Date from March 29, 2022 to March 29, 2026 and to reduce the exercise price of the Warrant from $5.30 per share to $2.00 per share.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 1.1 of the Note.

Section 1.1 of the Note is hereby amended and restated in its entirety to read as follows:

“1.1. Payment of Principal and Interest. Interest shall accrue and be computed on the unpaid Principal Amount from the date of this Note at the rate of eight percent (8%) per annum on the basis of a 365 day year. The Principal Amount and all interest accrued and unpaid thereon shall become due and payable on June 30, 2022 (the “Maturity Date”). Upon payment in full of all Principal Amount and accrued interest payable hereunder, Holder shall surrender this Note to Maker for cancellation.”

2. Amendments to Section 4 of the Note.

Section 4.11 of the Note is hereby amended and restated in its entirety to read as follows:

“4.11. Participation Obligation. Following the consummation of a primary offering of the Company’s common stock or other securities for gross proceeds to the Company of at least $5.0 million, aggregated for one or more closings of such offering occurring within a 30 day period prior to December 31, 2020 (the “Primary Offering”), the Holder agrees that such Holder will, upon notice from the Company, which the Company agrees to provide as further described below, participate in a subsequent private offering of the Company’s common stock or other securities (the “Subsequent Offering”) upon substantially similar terms as those offered to the investors participating in the Primary Offering and in an amount such that all outstanding principal and interest outstanding on the Note will convert into shares of the Company’s common stock (the “Subsequent Offering Common Stock”) and any other of the Company’s securities sold in the Primary Offering (collectively with the Subsequent Offering Common Stock, the “Subsequent Offering Securities”), to the extent permitted under applicable law, and the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”) and the Securities and Exchange Commission (collectively, the “Rules”). The Company shall use reasonable best efforts to deliver notice of the Subsequent Offering no later than 91 days after the final closing of the Primary Offering, and to close the Subsequent Offering and file the Registration Statement (as defined below) as soon as practicable, but in any event, within 150 days of the final closing of the Primary Offering, in all cases subject to applicable Rules. Notwithstanding the foregoing, in no event will the Company offer or sell in the Subsequent Offering shares of its common stock and other securities (including such amounts of the Company’s securities as may be integrated therewith under Nasdaq’s rules or regulations) that exceed 19.99% of the Company’s issued and outstanding common stock at the time of the initiation or consummation of the Subsequent Offering (the “Share Cap”) or that will result in the Holder and its affiliates beneficially owning shares of the Company’s common stock in excess of the Share Cap as determined in accordance with the Rules, and in connection therewith, the Company may, at its option, require that any warrants issued in the Subsequent Offering be exercisable beginning six months after the date of issuance.”

Section 4.12 of the Note is hereby amended and restated in its entirety to read as follows:

“4.12. Registration Right. The Company covenants to use its reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (or other appropriate form for which the Company is eligible) (the “Registration Statement”) registering the resale in the United States by the Holder of the Subsequent Offering Common Stock and any other shares of the Company’s common stock underlying Subsequent Offering Securities purchased by the Holder in the Subsequent Offering as soon as practicable following the initial closing of the Subsequent Offering (and in any event within 150 days after the final closing of the Primary Offering).”

3. Amendment to the Expiration Date of the Warrant.

The Expiration Date of the Warrant is hereby amended to be March 29, 2026.

4. Amendment to the Exercise Price of the Warrant.

The definition of “Exercise Price” in Section 1 of the Warrant is hereby amended and restated in its entirety to read as follows:

“Exercise Price” means an amount equal to USD $2.00 per share (as may be adjusted from time to time as provided herein).

5. Additional Warrant Issuance. As additional consideration for the execution of this Amendment, the Company shall issue to the Investor a warrant to purchase [__] shares of the Company’s common stock (the “Additional Warrant Shares”) in the substantially the form attached hereto as Exhibit A (the “Additional Warrant”). The Company covenants to use its reasonable best efforts to register for resale the shares of common stock underlying the Additional Warrant under the Registration Statement.

6. Effect of Amendment. Except as amended by this Amendment, the terms of the Financing Documents remain in full force and effect.

7. Governing Law. This Amendment shall be governed in all respects by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

8. Integration. This Amendment, the Financing Documents and the documents referred to herein and therein and the exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to 8% Unsecured Promissory Note and Nontransferable Common Stock Purchase Warrant as of the date first written above.

THE COMPANY:

COHBAR, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to 8% Unsecured Promissory Note and Nontransferable Common Stock Purchase Warrant as of the date first written above.

IF AN INDIVIDUAL:

By:
(duly authorized signature)

Name:
(please print full name)

Date:

IF AN ENTITY:

(please print complete name of entity)

By:
(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Date: